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                                                                     EXHIBIT 5.2


                CONSENT OF PAUL, HASTINGS, JANOFSKY & WALKER LLP

         As United States counsel to Axcan Pharma Inc. in connection with the filing of this Registration Statement, we hereby consent to the reference to us under the caption "Legal Matters" in the prospectus that forms a part of this Registration Statement.

         In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                                       /s/ Paul, Hastings, Janofsky & Walker LLP
                                       -----------------------------------------
                                       PAUL, HASTINGS, JANOFSKY & WALKER LLP

April 2, 2003
Atlanta, Georgia